Agreement no. PS23-076 Amendment Agreement Template v20190325 Certain identified information marked with “[***]” has been omitted from this document  because it is both (i) not material and (ii) the type that the registrant treats as private or  confidential.  AMENDMENT AGREEMENT NO. 1 This Amendment Agreement No. 1 to the [***] Service Agreement (“Amendment”) is between Volvo Car Corporation, Reg. No. 556074-3089, a corporation organized and existing under the laws of Sweden (“Volvo Cars”) Polestar Automotive China Distribution Co. Ltd., Reg No 91510112MA6D05KT88 (“Polestar”). Each of Volvo Cars and Polestar is hereinafter referred to as a “Party” and jointly as the “Parties”. BACKGROUND A. The Parties have entered into a Restated [***] Service Agreement (PS23-074) (the “Agreement”). B. The Parties now wish to amend the Agreement to the extent set out below. C. Now, therefore, the Parties agree as follows: 1. SCOPE OF AMENDMENT 1.1 The Agreement will be deemed amended to the extent herein provided and will, except as specifically amended, continue in full force and effect in accordance with its original terms. In case of any discrepancy between the provisions of this Amendment and the Agreement, the provisions of this Amendment shall prevail. Any definitions used in this Amendment shall, unless otherwise is stated herein, have the respective meanings set forth in the Agreement. 1.2 The amendments to the provisions in the Agreement as stated in Section 2 below, such provisions highlighted for ease of reference in bold italics, shall come into force on the date this Amendment is signed by the last Party to sign it (as indicated by the date associated with that Party’s signature). 2. AMENDMENTS 2.1 Appendix 2 to the Agreement shall be replaced in its entirety by Appendix 2 attached to this Amendment. 3. GENERAL PROVISIONS 3.1 This Amendment is and should be regarded and interpreted as an amendment to the Agreement. The validity of this Amendment is therefore dependent upon the validity of the Agreement. 3.2 No amendment of this Amendment will be effective unless it is in writing and signed by both Parties. A waiver of any default is not a waiver of any later default and will not affect the validity of this Amendment. Agreement no. PS23-076 Amendment Agreement Template v20190325 3.3 Sections 14 and 15 of the Agreement shall apply to this Amendment as well. 3.4 The Parties may execute this Amendment in counterparts, including electronic copies, which taken together will constitute one instrument. _______________________ [SIGNATURE PAGE FOLLOWS] Agreement no. PS23-076 Amendment Agreement Template v20190325 VOLVO CAR CORPORATION POLESTAR AUTOMOTIVE CHINA DISTRIBUTION CO LTD By: Maria Hemberg By: Dan Feng Printed Name: Printed Name: Title: General Counsel Title: China CEO Date: 26 May 2023 Date: 1 June 2023 By: Johan Ekdahl By: Printed Name: Printed Name: Title: CFO Title: Date: 26 May 2023 Date: APPENDIX 2 FEE 1. GENERAL This appendix determines the Fee for the deliveries under this Agreement and sets the payment plan. Any capitalised terms used but not specifically defined in this Appendix shall have the meanings set out for such terms in the License and Service Agreement. In addition, the capitalised terms set out below shall for the purpose of this Appendix have the meaning described herein. All capitalised terms in singular in the list of definitions shall have the same meaning in plural and vice versa. 2. MANUFACTURING ENGINEERING SERVICES 2.1 Principles for determining the Fee 2.1.1 The Fee for the Manufacturing Engineering service that will provided by Volvo Cars on behalf of Polestar for production of the Polestar Vehicle in the Volvo Cars Chengdu factory (VCCD), shall be [***] applying arm’s length pricing [***]. 2.2 Total Fee as regards Manufacturing Engineering Services 2.2.1 [***]. 3. PROCUREMENT SERVICES (DIRECT MATERIAL) 3.1 Principles for determining the Fee 3.1.1 The Fee for the Procurement Services to be provided by Volvo Cars on behalf of Polestar shall be determined based on [***]. 3.2 Total Fee as regards Procurement Services (Direct Material) 3.2.1 [***]. 4. LOGISTIC SERVICES 4.1 Principles for determining the Fee 4.1.1 The Fee for the Logistics Services that will be provided by Volvo Cars on behalf of Polestar shall be determined based on [***]. 4.1.2 [***].

5. TOTAL OVERVIEW [***] 6. PAYMENT TERMS 6.1.1 The Fee for the Services Provided by Volvo Cars as outlined above in this appendix and included in the Service Agreement, shall be paid based on the payment plan set out below in Section 7. The amounts shall be invoiced [***]. 6.1.2 The Invoice for the first payment as set forth in the payment plan below in Section 7 shall be invoiced [***]. 6.1.3 All amounts and payments referred to in this Agreement shall be paid in SEK. 6.1.4 All amounts referred to in this Service Agreement are exclusive of VAT and surtaxes but inclusive of Withholding Tax applicable in accordance with local legislation. 6.1.5 Polestar shall make a reasonable effort in establishing, where applicable and to the fullest extent possible, to the tax authorities of its country of residence that services rendered there by Volvo Cars do not amount to a Permanent Establishment as defined under Article 5 of the Agreement between the Government of the People’s Republic of China and the Government of the Kingdom of Sweden for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income (1986) (hereinafter the ""Sweden-China Income Tax Treaty""); and that no withholding tax shall apply to Payments under this Service Agreement. 6.1.6 Volvo Cars shall make a reasonable effort to obtain a credit, under either Article 23 of the Sweden-China Income Tax Treaty or the domestic legislation of Volvo Cars country of residence, against income tax in Volvo Cars country of residence on account of the withholding tax, if any, levied on the Payments by the tax authorities of Polestar country of residence. 6.1.7 In the event that the withholding tax, if any, levied by the tax authorities of Volvo Cars country of residence is determined, by the tax authorities of Volvo Cars country of residence, to not be so creditable against the income tax of Volvo Cars, Polestar shall reimburse Volvo Cars for the withholding tax, exclusive of any tax applicable thereupon in Volvo Cars country of residence. The reimbursement shall be due upon the presentation by Volvo Cars of reasonable proof of the denial of the aforementioned credit. 6.1.8 Where the withholding tax levied in Polestar’s country of residence is denied creditability in Volvo Cars country of residence, Polestar and Volvo Cars shall decide jointly whether a course of action shall be undertaken in the form of Mutual Agreement Procedure under Article 25 of the Sweden-China Income Tax Treaty or other dispute resolution procedures available between the competent authorities of Sweden and China. " 6.1.9 Payment made later than the due date will automatically be subject to interest for late payments for each day it is not paid and the interest shall be based on [***]. 6.1.10 Any paid portion of the Fee is non-refundable, with the exceptions set out in this Agreement. 7. PAYMENT PLAN [***]